SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 29, 1997
                        (Date of earliest event reported)

                           CORNERSTONE PROPERTIES INC.
             (Exact name of registrant as specified in its charter)


            Nevada                  0-10421            74-2170858
(State or other jurisdiction of   (Commission       (I.R.S. Employer
        incorporation)           File Number)      Identification No.)

                                    Tower 56
                              126 East 56th Street
                               New York, NY 10022
                    (Address of principal executive offices)


                                (212) 605-7100
                       (Registrant's telephone number,
                              including area code)





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Item 5.       Other Events.

     On January 29, 1997, the Board of Directors of the Company approved the acquisition of 527 Madison Avenue in Midtown Manhattan, NY for a purchase price of approximately $67 million. 527 Madison Avenue is a twenty-six story, 100% leased, Class A office building with approximately 197,000 square feet of office space, 5,000 square feet of first floor retail space and an underground parking facility for approximately 50 vehicles.
     The acquisition will be financed with the proceeds from the Company's two offerings of Preferred Stock, completed in November 1996.
     The closing on the property is expected to occur during February.


Item 7.        Financial Statements and Exhibits

          (a)          Exhibits

           2.1  AGREEMENT  OF SALE AND PURCHASE BETWEEN 527 MADISON
                HOLDINGS as Seller AND CORNERSTONE PROPERTIES INC. as Purchaser PERTAINING TO 527 MADISON AVENUE, NEW YORK, NEW YORK


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           CORNERSTONE PROPERTIES INC.
                              (Registrant)


                       By:  /s/ John S. Moody
                                John S. Moody, President and Chief Executive
                                Officer

                                Date: January 29, 1997




                       By: /s/ Thomas P. Loftus
                               Thomas P. Loftus, Vice President and Controller (Principal Financial Officer)

                               Date: January 29, 1997